SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                        (Amendment No. __)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement - Withdrawal
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ]  Definivite Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

               First Philson Financial Corporation
         (Name of Registrant as Specified in its Charter)

                               N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules
14a-6(i)(1)
     and 0-11
     1) Title of each class of securities to which transaction applies: N/A
     2) Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed, pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: N/A
     4)   Proposed maximum aggregate value of transaction:  N/A
     5)   Total fee paid:  N/A
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
     the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:  N/A
     2)   Form, Schedule or Registration Statement No.:  N/A
     3)   Filing Party:  N/A
     4)   Date Filed:  N/A

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     A preliminary Proxy Statement was filed by Registrant with respect to matters to be acted upon at its Annual Meeting of Stockholders. The preliminary statement was filed because it is incorporated by reference in the Form S-4 Registration Statement (File No. 333-76295) filed by BT Financial Corporation ("BTFC") with respect to the proposed merger of Registrant with and into BTFC. It has now been determined that filing of the preliminary statement was not required. It is therefore requested that it be withdrawn. A definitive Proxy Statement will be filed at the time the final S-4 is filed.